EXHIBIT 10.32

DATAWATCH CORPORATION

Incentive Stock Option Agreement

Datawatch Corporation, a Delaware corporation (the “Company”), hereby grants as of _________ __, ____ to [____________] (the “Employee”), an option (the “Award”) to purchase a maximum of [____] shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of  [$_____] per share, on the following terms and conditions:

1.           Grant Under 2011 Equity Compensation and Incentive Plan.  This option is granted pursuant to and is governed by the Company’s 2011 Equity Compensation and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.           Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3.           Vesting of Option if Employment Continues. If the Employee has continued to be employed by the Company or any Related Corporation on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

Prior to _________ __, ____		-0- shares
On _________ __, ____ and at the end of each three-month period thereafter	-	An additional [___] shares (or such number of shares at the end of the last three month period so that the total does not exceed [____] shares).

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable.  The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company and all Related Corporations) may be exercised on or before the date which is seven years from the date this option is granted.

4.           Termination of Employment.

(a)           Termination Other Than for Cause. If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee’s last day of employment, but in no event later than the scheduled expiration date.  In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b)           Termination for Cause.  If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c)           Definition of Cause.  “Cause” shall mean conduct involving one or more of the following:  (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

5.           Death; Disability.

(a)           Death.  If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date, provided that such period for exercise shall not expire before the date on which the shares underlying the option are registered under an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, unless the scheduled expiration date occurs before such registration is effective.

(b)           Disability.  If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date, provided that such period for exercise shall not expire before the date on which the shares underlying the option are registered under an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, unless the scheduled expiration date occurs before such registration is effective.

(c)           Effect of Termination.  At the expiration of the period for exercise provided in paragraphs (a) or (b) of this Section 5, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6.           Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.           Payment of Price.  (a) The option price shall be paid in the following manner:

(i)	in United States dollars in cash or by check;

(ii)
subject to Section 7(b) below, by delivery of shares of the Company’s Common Stock having a Fair Market Value (as determined by the Committee) as of the date of the exercise equal to the cash exercise price of this option;

(iii)
by delivery (including by attestation) of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)	by any combination of the foregoing.

(b)           Limitations on Payment by Delivery of Common Stock.  If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.  Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8.           Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office,  or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.           Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Employee’s lifetime only the Employee can exercise this option.

10.           No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11.           No Obligation to Continue Employment.  Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

12.           No Rights as Stockholder until Exercise.  The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 8.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13.           Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14.           Early Disposition.  The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares.  The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

15.           Withholding Taxes.  If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option.  The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

16.           Provision of Documentation to Employee.  By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17.           Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Employee’s acceptance of this Agreement, the Employee agrees to be bound by all of the terms of this Agreement and the Plan.  Notwithstanding any other provision of this Section 16, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

18.           Miscellaneous.

(a)           Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below.  The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b)           Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)           Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(f)           Data Protection Waiver. The Employee understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Employee’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Employee’s employment and/or residence.  Information relating to the Employee’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(g)           Clawback. This Award and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

[FORM NOTE: ADD THE FOLLOWING AND CONSULT LOCAL COUNSEL FOR ADDITIONAL/REVISED PROVISIONS IN THE CASE OF GRANTS OUTSIDE THE U.S., AS WELL AS FOR ADVICE ON COMPLIANCE WITH LOCAL SECURITIES REGISTRATION REQUIREMENTS AND AGREEMENT TRANSLATION REQUIREMENTS.]

19.          Additional Conditions.

(a)           In accepting the Award, the Employee acknowledges that: (i) the grant of Option Shares is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Option Shares have been granted repeatedly in the past; (ii) all decisions with respect to future grants of Option Shares, if any, will be at the sole discretion of the Company; (iii) the Employee is voluntarily participating in the Plan; (iv) the Option Shares and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Employee’s employment contract, if any; (v) the Option Shares and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (vi) the Option Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (vii) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination, forfeiture or cancelation of the Option Shares, or diminution in value of the shares of Common Stock acquired under the Plan, resulting from termination of the Employee’s employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (viii) in the event of termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to receive the Option Shares and any resulting shares under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) the Board shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Award; and (ix) the rights and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

(b)           Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or the Employee’s acquisition or sale of the underlying shares of Common Stock.  The Employee is advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

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IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

DATAWATCH CORPORATION
Quorum Office Park
271 Mill Road
Chelmsford, MA 01824

By:  ___________________________
Murray P. Fish
CFO

By:  Employee

___________________________

___________________________
Street Address
___________________________
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